AGREEMENT AND PLAN OF REORGANIZATION




         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among FORESTAY CORPORATION, a Delaware corporation ("Forestay"), MILINX BUSINESS GROUP, INC., a Delaware corporation ("Milinx") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Forestay.

         Whereas, Milinx wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Forestay in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Now, therefore, Forestay, Milinx and the Shareholders adopt this plan of reorganization and agree as follows:

         1.   EXCHANGE OF STOCK

         1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Milinx at the Closing (defined below) the number of shares of common stock of Forestay, $.0001 par value per share, shown opposite their names in Exhibit A, in exchange pro rata for an aggregate of 250,000 shares of voting common stock of Milinx, $0.0001 par value per share.

         1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Forestay common stock shall surrender such certificate(s) for cancellation to Milinx, and shall receive in exchange a certificate or certificates representing the number of full shares of Milinx common stock into which the shares of Forestay common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Forestay shares by the Shareholders shall be effected by the delivery to Milinx at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

         1.3. FRACTIONAL SHARES. Fractional shares of Milinx common stock shall not be issued, but in lieu thereof Milinx shall round up fractional shares to the next highest whole number.

         1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Milinx may request in order more effectively to sell, transfer, and assign the transferred stock to Milinx and to confirm Milinx's title thereto.

         2. RATIO OF EXCHANGE. The securities of Forestay owned by the Shareholders, and the relative securities of Milinx for which they will be exchanged, are set out opposite their names in Exhibit A.

         3.   CLOSING.

         3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible, but in any event no later than December 9, 1999 at the offices of Cassidy & Associates at 1504 R Street, NW, Washington, D.C. unless another place or time is agreed upon in writing by the parties

                                        1

without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

         3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

         4. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented Forestay common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Milinx common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Forestay common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

         5.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders, individually and separately, represent and warrant as follows:

         5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Forestay shares which are listed in the attached Exhibit 1 and which they have contracted to exchange.

         5.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Forestay held by the Shareholders.

         6. REPRESENTATIONS AND WARRANTIES OF FORESTAY. Forestay represents and warrants that:

         6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Forestay is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

         6.2. REPORTING COMPANY STATUS. Forestay has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to ss.12(g) thereunder.

         6.3. REPORTING COMPANY FILINGS. Forestay has timely filed and is current on all reports required to be filed by it pursuant to ss.13 of the Securities Exchange Act of 1934.

                                        2

         6.4. CAPITALIZATION. Forestay's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which no shares are issued or outstanding.

         6.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

         6.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Forestay Common or Preferred Stock issued or committed to be issued.

         6.7. CORPORATE AUTHORITY. Forestay has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

         6.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Forestay's board of directors.

         6.9. SUBSIDIARIES.  Forestay has no subsidiaries.

        6.10. FINANCIAL STATEMENTS. Forestay's financial statements dated as of June 7, 1999 copies of which will have been delivered by Forestay to Milinx prior to the Closing Date (the "Forestay Financial Statements"), fairly present the financial condition of Forestay as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

        6.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Forestay Financial Statements, Forestay did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

        6.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Forestay since the date of the Forestay Financial Statements.

        6.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Forestay, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Forestay or against any of its officers.

        6.14. CONTRACTS. Except as set out by attached schedule, Forestay is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

        6.15. TITLE. Except as set out by attached schedule, Forestay has good and marketable title to all the real property and good and valid title to all other property included in the Forestay Financial Statements. Except as set out in the balance sheet thereof, the properties of Forestay are not subject

                                        3



to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Forestay.

        6.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Forestay for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Forestay Financial Statements are adequate to cover any such taxes that may be assessed against Forestay in respect of its business and its operations during the periods covered by the Forestay Financial Statements and all prior periods.

        6.17. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Forestay is subject or by which Forestay is bound.

        7. REPRESENTATIONS AND WARRANTIES OF MILINX. Milinx represents and warrants that:

        7.1. CORPORATE ORGANIZATION AND GOOD STANDING. Milinx is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

        7.2. CAPITALIZATION. Milinx's authorized capital stock consists of 210,000,000 shares of Common Stock, $.001 par value, of which 8,970,000 shares are issued and outstanding, and 40,000,000 shares of preferred stock, $.001 par value, of which 3,675,000 Series A shares are issued and outstanding.

        7.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

        7.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Milinx Common or Preferred Stock issued or committed to be issued.

        7.5. CORPORATE AUTHORITY. Milinx has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

        7.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Milinx's board of directors.

        7.7. SUBSIDIARIES. As set out in schedule attached hereto, Milinx has four subsidiaries.

        7.8. FINANCIAL STATEMENTS. Milinx's draft audited financial statements, which are subject

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to revision,  dated as of June 30, 1999,  financial  statements  copies of which will have been delivered by Milinx to Forestay prior to the Closing Date (the "Milinx Financial Statements"), fairly present the financial condition of Milinx as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

        7.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Milinx Financial Statements, Milinx did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

        7.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Milinx since the date of the Milinx Financial Statements.

        7.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Milinx, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Milinx or against any of its officers.

        7.12. CONTRACTS. Except as set out by attached schedule, Milinx is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

        7.13. TITLE. Except as set out by attached schedule, Milinx has good and marketable title to all the real property and good and valid title to all other property included in the Milinx Financial Statements. Except as set out in the balance sheet thereof, the properties of Milinx are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Milinx.

        7.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Milinx for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Milinx Financial Statements are adequate to cover any such taxes that may be assessed against Milinx in respect of its business and its operations during the periods covered by the Milinx Financial Statements and all prior periods.

        7.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Milinx is subject or by which Milinx is bound.

        8.   CONDUCT PENDING THE CLOSING

        Forestay, Milinx and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

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     8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Forestay.

     8.2. Forestay will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     8.3. No change will be made in the charter documents, by-laws, or other corporate documents of Milinx.

     8.4. Milinx will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     8.5. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Forestay shares of common stock owned by them.

     9.  CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

     The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

     9.1. MILINX'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Milinx set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     9.2. MILINX'S COVENANTS. Milinx shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

     9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Milinx.

     9.4. SUPPORTING DOCUMENTS OF MILINX. Milinx shall have delivered to the Shareholders the following documents in form and substance reasonably satisfactory to the Shareholders:

     (a)  A  good  standing   certificate  from  the  jurisdiction  of  Milinx's
organization stating that Milinx is a corporation duly organized, validly existing, and in good standing;

     (b) Secretary's certificate stating that Milinx's authorized capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of Milinx authorizing the execution of this Agreement and the consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of Milinx;

     (e) Milinx's draft audited Financial Statements (subject to revision) for the period ended June 30, 1999; and

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         (f) Any document as may be specified  herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

         10.  CONDITIONS PRECEDENT TO OBLIGATION OF MILINX

         Milinx's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Milinx:

        10.1. SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

        10.2. SHAREHOLDERS' COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

        10.3. FORESTAY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Forestay set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

        10.4. FORESTAY'S COVENANTS. Forestay shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

        10.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Forestay.

        10.6. SUPPORTING DOCUMENTS OF FORESTAY. Forestay shall have delivered to the Shareholders the following documents in form and substance reasonably satisfactory to the Shareholders:

         (a) A good standing certificate from the jurisdiction of Forestay's organization stating that Forestay is a corporation duly organized, validly existing, and in good standing;

         (b) Secretary's certificate stating that Forestay's authorized capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of Forestay authorizing the execution of this Agreement and the consummation hereof;

         (d) Secretary's certificate of incumbency of the officers and directors of Forestay;

         (e)  Forestay's Financial Statements; and

         (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

         11. SHAREHOLDER REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, 1504 R Street, N.W. Washington, District of Columbia 20009, as

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their agent and attorney in fact (the "Shareholders'  Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on
their  behalf  in  connection  with  this  Agreement,   the  Closing,   and  the
transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Reorganization hereunder.

         12. TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by any of the Shareholders, Milinx or Forestay if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by any of the Shareholders, Milinx or Forestay if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders, Milinx and Forestay set out herein shall survive the Closing.

         14.  ARBITRATION

        14.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

        14.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

        14.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

        14.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

        14.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

                                        8



        14.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

        14.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

        14.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

        14.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

       14.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

         15.  GENERAL PROVISIONS.

        15.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

        15.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

        15.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

        15.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

         If to Forestay, to:

         Forestay Corporation 1504 R Street, N.W.

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         Washington, District of Columbia 20009

         If to Milinx, to:

         Milinx Business Group Corporation
         c/o Butcher & Williams
         Suite 3827
         1001 Fourth Avenue Plaza
         Seattle, Washington 98154

         If to the Shareholders, to:

         Cassidy & Associates 1504 R Street, N.W.
         Washington, District of Columbia 20009

        15.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

        15.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

        15.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

        15.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be the law firm of Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later December 9, 1999 unless extended by mutual consent of the parties.

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        15.9. REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

       15.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

       15.11. EFFECTIVE DATE. This effective date of this agreement shall be December 8, 1999.

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             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
             AMONG FORESTAY, MILINX AND THE SHAREHOLDERS OF FORESTAY


                  IN WITNESS WHEREOF, the parties have executed this agreement.


                                       FORESTAY CORPORATION


                                       By ______________________________________
                                             James M. Cassidy
                                             President

                                       MILINX BUSINESS GROUP CORPORATION


                                       By ______________________________________
                                             Maynard L. Dokken
                                             President

                                       THE SHAREHOLDERS OF FORESTAY
                                       CORPORATION:

                                       TPG CAPITAL CORPORATION:


                                       By ______________________________________
                                             James M. Cassidy, President

                                       12



                                    Exhibit A



Number of           Number of
Forestay Shares     Milinx           Name of
To Be               Shares To Be     Shareholder                   Address
Exchanged           Received



5,000,000           250,000        TPG Capital Corporation       1504 R St. NW,
                                                             Washington DC 20009


                                       13


                   SCHEDULE 7.5- STOCK RIGHTS FOR MILINX STOCK




---------------------------------------- ----------------------------------------------------------  ------------------------
                 TYPE                                         CHARACTERISTICS                               # ISSUED
---------------------------------------- ----------------------------------------------------------  ------------------------

1999 Class A Unit                        Convertible  to 1 Series B  Preferred Share  plus 1/2 1999          1,069,750
                                         International Warrant A
---------------------------------------- ----------------------------------------------------------  ------------------------
1999 Internal Warrant A                  Exercisable for 1 common share @ $7.50 each                         900,000
---------------------------------------- ----------------------------------------------------------  ------------------------
1999 Internal Warrant B                  Exercisable for 1 Preferred A Share @ $6.00 each                    650,000
---------------------------------------- ----------------------------------------------------------  ------------------------
Options-                                 Exercisable for 1 common share @ $2.00 each
  Sales Associates                                                                                           200,000
  Directors                                                                                                  500,000
  Director and Executive                                                                                     500,000
---------------------------------------- ----------------------------------------------------------  ------------------------
Options-                                 Exercisable  for 1/2 Common Share @ $0.10 to current market        2,700,000
  Employee Incentive Program             value
---------------------------------------- ----------------------------------------------------------  ------------------------



                                       14



                    SCHEDULE 7.13- MILINX MATERIAL CONTRACTS



1.  Interactive Intelligence Software Licensing Agreement

2.  KRP Communications Ltd. Software and Hardware Reseller Agreement


                                       15